Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter and Full Year 2018 Results

Philadelphia, PA, January 30, 2019 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2018.

Management Comments

“We had a very active and successful final quarter of 2018 as we closed several significant transactions while achieving or exceeding many of our 2018 business plan goals,” stated Jerry Sweeney, President and Chief Executive Officer for Brandywine Realty Trust.  “In addition to the previously announced transactions, we continued to increase our presence in Austin through the acquisition of a 121,000 square foot office property in close proximity to our Broadmoor campus.  Also consistent with our business strategy, we sold a 510,000 square foot portfolio located in Silver Spring, Maryland that was owned in a joint venture.  We are excited to announce the commencement of our development of 405 Colorado, a 200,000 square foot office building located in the heart of Austin’s CBD.  With the additional net sales activity, we used that liquidity to opportunistically repurchase over 3.0 million common shares at a weighted-average price of $12.76 per share which is well below our current net asset value.  Based on the fourth quarter activity and our outlook for 2019, we are maintaining our current FFO guidance range of $1.37 to $1.47.”

Fourth Quarter 2018 Highlights

Financial Results

▪

Net income allocated to common shareholders; $121.8 million, or $0.68 per diluted share.  Our fourth quarter results include net gains on sale of real estate totaling $107.9 million, or $0.60 per diluted share.

▪	Funds from Operations (FFO); $64.3 million, or $0.36 per diluted share.

Fourth Quarter Portfolio Results

▪	Core Portfolio: 93.3% occupied and 95.5% leased.
▪	Signed approximately 613,000 square feet of new and renewal leases.
▪	Tenant Retention Ratio: 83% in fourth quarter and 73% for 2018.
▪	Rental Rate Mark-to-Market: 10.8% on a GAAP basis and (4.1%) on a cash basis.
▪	Same Store Net Operating Income Growth: 2.3% on a GAAP basis and 8.7% on a cash basis.

2019 Business Plan Revisions

▪	Speculative Revenue: An increase from $31.0 million to $31.5 million, 77% achieved.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622

Transaction Activity

Austin Acquisitions

▪

As previously announced on October 17, 2018, we entered into an agreement to acquire our partner’s entire 50% interest in the 12 remaining buildings within the DRA Austin real estate venture (“Austin Portfolio”) containing approximately 1,570,000 square feet, located in Austin, Texas, valuing the portfolio at $537.0 million, or $342 per square foot.  Upon closing, the joint venture generated a 27% internal rate of return to our shareholders and we recorded a $103.8 million gain and $28.3 million gain on our promoted interest during the fourth quarter.  The transaction closed on December 11, 2018 and all existing mortgages were paid off.  We funded the transaction using cash-on-hand, proceeds from our Northern Virginia Joint Venture and our unsecured line of credit.

▪

On December 19, 2018, we acquired an office building containing 120,559 rentable square feet located at 4516 Seton Center Parkway, in Austin, Texas, known as Quarry Lake II for a gross purchase price of $39.5 million.  The building was 100% occupied at closing.  We funded the transaction using cash on hand and our unsecured line of credit.

Dispositions

Northern Virginia Joint Venture

▪

As previously announced on October 16, 2018, we entered into an agreement with the Rockpoint Group to sell a portfolio of 8 properties (the “Portfolio”) containing an aggregate of 1,293,197 square feet, located in the Northern Virginia, for a sales price of $312.0 million.  We retained a 15% equity interest in the Portfolio through an unconsolidated real estate venture (the “JV”).  The transaction closed on December 20, 2018 without mortgage financing and we net cash proceeds totaling $262.5 million.  The JV intends to obtain mortgage financing during the first quarter of 2019.

Silver Spring, Maryland

▪

On December 28, 2018, the Allstate DC JV, in which we own a 50% interest, sold its interest in a portfolio of three office buildings containing 510,202 rentable square feet located in Silver Spring, Maryland, known as Station Square, for a gross sales price of $107.0 million.  After repayment of the first mortgage, our share of the cash received at settlement totaled $17.4 million.

Camden, New Jersey

▪

As previously announced, on May 18, 2018, Subaru exercised its option to purchase the National Training Center in Camden, New Jersey.  During the third quarter 2018, we placed the National Training Center into service and Subaru took occupancy.  The sale closed on December 21, 2018 and we received net cash proceeds totaling $44.9 million and recorded a $2.6 million gain on sale.

Development

Austin, Texas

▪

We will commence the development of 405 Colorado located in the Austin, Texas CBD during the first quarter of 2019.  The project is comprised of a 200,000 square foot office building above a structured parking garage containing 525 parking spaces.  We are currently in negotiations with an anchor tenant that will occupy approximately 35% of the project and total estimated cost to develop is $110.0 million.  We intend to fund the project with cash-on-hand and our unsecured line of credit.

Radnor, Pennsylvania

▪

Penn Medicine has named Brandywine as the designated developer of a 250,000 square foot state-of-the-art multi-specialty outpatient facility located in Radnor, Pennsylvania.  In connection with the agreement, we will acquire adjacent land that can accommodate a 150,000 square foot building and a 125-room hotel.  Construction of the facility commenced during the fourth quarter 2018 and is scheduled for completion in the first half of 2020.  Once the new facility is complete, we will purchase Penn Medicine’s existing medical office building.

Finance / Capital Markets Activity

▪

During the fourth quarter of 2018 and the first quarter of 2019, we acquired approximately 3.07 million common shares through our market buyback program at an average price of $12.76 per share, or $39.1 million.

▪	During the fourth quarter of 2018, we redeemed 496,928 operating partnership units for $7.0 million of cash.
▪	We have $92.5 million outstanding on our $600.0 million unsecured revolving credit facility as of December 31, 2018.
▪	We have refinanced our $250 million Term Loan C, reducing our effective interest rate by 55 basis points.
▪	We have $22.8 million of cash and cash equivalents on-hand as of December 31, 2018.

Results for the Three and Twelve-Month Periods Ended December 31, 2018

Net income allocated to common shares totaled $121.8 million, or $0.68 per diluted share, in the fourth quarter of 2018 compared to net income of $73.1 million or $0.41 per diluted share in the fourth quarter of 2017.  Our fourth quarter 2018 results include net gains on the sale of real estate totaling $107.9 million, or $0.60 per share and a gain on promoted interest totaling $28.3 million, or $0.16 per share.  Our fourth quarter 2017 results include net gains on the sale of real estate totaling $75.4 million, or $0.43 per diluted share.

FFO available to common shares and units in the fourth quarter of 2018 totaled $64.3 million or $0.36 per diluted share versus $53.7 million or $0.30 per diluted share in the fourth quarter of 2017.  Our fourth quarter 2017 results include one-time charges related to liability management totaling $3.9 million for early extinguishment of 2018 bonds, incremental interest totaling $0.8 million related to the make-whole provisions of our 2018 bonds, and $1.3 million charge for the early extinguishment of debt related to the sale of properties in our joint venture located in Austin, Texas.  Our fourth quarter 2018 FFO payout ratio ($0.18 common share distribution / $0.36 FFO per diluted share) was 50.0%.

Net income allocated to common shares totaled $136.0 million or $0.76 per diluted share for twelve months of 2018 compared to net income of $115.3 million or $0.65 per diluted share in the twelve months of 2017.  Our 2018 results include net gains on the sale of real estate totaling $145.2 million, or $0.81 per diluted share and a gain on promoted interest totaling $28.3 million, or $0.16 per share and provisions for impairment on real estate totaling ($71.7) million, or ($0.40) per diluted share.  Our 2017 results include net gains on the sale of real estate totaling $112.2 million, or $0.63 per diluted share.

Our FFO available to common shares and units for the twelve months ended 2018 totaled $247.7 million, or $1.37 per diluted share, compared to our FFO available to common shares and units for the twelve months of 2017, which totaled $229.2 million, or $1.29 per diluted share.  Our 2017 results include one-time charges related to liability management totaling $3.9 million for early extinguishment of 2018 bonds, incremental interest totaling $0.8 million related to the make-whole provisions of our 2018 bonds, and $1.3 million charge for the early extinguishment of debt related to the sale of properties in our joint venture located in Austin, Texas.  Our 2018 FFO payout ratio ($0.72 common share distribution / $1.37 FFO per diluted share) was 52.6%.

Operating and Leasing Activity

In the fourth quarter of 2018, our Net Operating Income (NOI) excluding termination revenues, write-off of prior straight-line rent receivable and other income items increased 2.3% on a GAAP basis and increased 8.7% on a cash basis for our 76 same store properties, which were 93.2% and 93.3% occupied on December 31, 2018 and 2017, respectively.

We leased approximately 613,000 square feet and commenced occupancy on 638,000 square feet during the fourth quarter of 2018.  The fourth quarter occupancy activity includes 409,000 square feet of renewals, 142,000 square feet of new leases and 87,000 square feet of tenant expansions.  We have an additional 353,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2018.

We achieved an 83% tenant retention ratio in our core portfolio with net absorption of 38,000 square feet during the fourth quarter of 2018.  Fourth quarter rental rate growth increased 10.8% as our renewal rental rates increased 6.4% and our new lease/expansion rental rates increased 29.5%, all on a GAAP basis.

At December 31, 2018, our core portfolio of 93 properties comprising 16.3 million square feet was 93.3% occupied and we are now 95.5% leased (reflecting new leases commencing after December 31, 2018).

5.6% Dividend Increase

On December 6, 2018, our Board of Trustees declared a quarterly cash dividend of $0.19 per common share and OP Unit payable on January 22, 2019 to holders of record on January 8, 2019.  The quarterly dividend is equivalent to an annual rate of $0.76 per common share representing a 5.6% increase from the previous annual dividend rate of $0.72 per common share.

2019 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, our 2019 net income guidance of $0.36 - $0.46 per diluted share has been adjusted to $0.29 - $0.39 per diluted share and 2019 FFO guidance of $1.37 - $1.47 per diluted share remains unchanged.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2019 FFO and earnings per diluted share:

Guidance for 2019		Range

Earnings per diluted share allocated to common shareholders	$0.29	to	$0.39
Plus: real estate depreciation, amortization	1.08		1.08

FFO per diluted share	$1.37	to	$1.47

Our 2019 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2019 and 95-96% leased;
▪	8-10% GAAP increase in overall lease rates;
▪	2-4% cash increase in overall lease rates;
▪	0-2% increase in 2019 same store GAAP NOI;
▪	1-3% increase in 2019 same store cash NOI;
▪	Speculative Revenue Target: $31.5 million, 77% achieved;
▪	Change in Lease Accounting Treatment: $4.6 million decrease to earnings, or $0.03 per diluted share;
▪	$0.19 per share quarterly dividend;
▪	Acquisition Activity: none
▪	Sales Activity: none

▪	One development start; 405 Colorado and
▪	Annual earnings and FFO per diluted share based on 178.4 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 181 properties and 24.8 million square feet as of December 31, 2018, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2018 financial results and earnings guidance for fiscal 2019 on Thursday, January 31, 2019 at 9:00 a.m. EST.  The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 2863846.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, February 15, 2019, by calling 1-855-859-2056 and entering access code 2863846.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – First Quarter 2019 Conference Call

We anticipate we will release our first quarter 2019 earnings on Wednesday, April 24, 2019, after the market close and will host our first quarter 2019 conference call on Thursday, April 25, 2019 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.  The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors.  The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships.  In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions.  NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations.  NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2018	2017
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,953,319	$3,832,348
Accumulated depreciation	(865,462)	(895,091)
Operating real estate investments, net	3,087,857	2,937,257
Construction-in-progress	150,263	121,188
Land held for development	86,401	98,242
Prepaid leasehold interests in land held for development, net	39,999	-
Total real estate investments, net	3,364,520	3,156,687
Assets held for sale, net	11,599	392
Cash and cash equivalents	22,842	202,179
Accounts receivable, net of allowance of $1,653 and $3,467 as of December 31, 2018 and December 31, 2017, respectively	16,394	17,938
Accrued rent receivable, net of allowance of $11,266 and $13,645 as of December 31, 2018 and December 31, 2017, respectively	165,243	169,760
Investment in real estate ventures, at equity	169,100	194,621
Deferred costs, net	91,075	96,695
Intangible assets, net	131,348	64,972
Other assets	126,400	92,204
Total assets	$4,098,521	$3,995,448
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$320,869	$317,216
Unsecured credit facility	92,500	-
Unsecured term loan, net	248,042	248,429
Unsecured senior notes, net	1,366,635	1,365,183
Accounts payable and accrued expenses	125,696	107,074
Distributions payable	33,632	32,456
Deferred income, gains and rent	28,293	42,593
Acquired lease intangibles, net	31,783	20,274
Other liabilities	18,498	15,623
Total liabilities	$2,265,948	$2,148,848

Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 176,873,324 and 178,285,236 issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	1,770	1,784
Additional paid-in-capital	3,200,850	3,218,564
Deferred compensation payable in common shares	14,021	12,445
Common shares in grantor trust, 977,120 and 894,736 issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	(14,021)	(12,445)
Cumulative earnings	796,513	660,174
Accumulated other comprehensive income	5,029	2,399
Cumulative distributions	(2,183,909)	(2,053,741)
Total Brandywine Realty Trust's equity	1,820,253	1,829,180
Noncontrolling interests	12,320	17,420
Total beneficiaries' equity	1,832,573	1,846,600
Total liabilities and beneficiaries' equity	$4,098,521	$3,995,448

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue
Rents	$109,059	$104,887	$430,656	$412,333
Tenant reimbursements	23,531	18,808	82,625	72,620
Termination fees	133	357	1,763	2,370
Third party management fees, labor reimbursement and leasing	5,026	7,862	22,557	28,345
Other	1,454	1,430	6,744	4,825
Total revenue	139,203	133,344	544,345	520,493
Operating expenses:
Property operating expenses	39,720	39,888	154,772	150,835
Real estate taxes	14,069	11,142	51,341	45,204
Third party management expenses	2,305	2,569	11,910	9,960
Depreciation and amortization	43,351	46,773	174,259	179,357
General and administrative expenses	5,593	6,741	27,802	28,538
Provision for impairment	14,842	-	71,707	3,057
Total operating expenses	119,880	107,113	491,791	416,951
Operating income	19,323	26,231	52,554	103,542
Other income (expense):
Interest income	2,139	478	4,703	1,113
Interest expense	(20,108)	(20,413)	(78,199)	(81,886)
Interest expense - amortization of deferred financing costs	(626)	(628)	(2,498)	(2,435)
Equity in loss of Real Estate Ventures	(14,049)	(2,919)	(15,231)	(8,306)
Net gain on disposition of real estate	2,967	23,246	2,932	31,657
Net gain on sale of undepreciated real estate	181	-	3,040	953
Net gain on real estate venture transactions	104,970	52,186	142,233	80,526
Gain on promoted interest in unconsolidated real estate venture	28,283	-	28,283	-
Loss on early extinguishment of debt	(105)	(3,933)	(105)	(3,933)
Net income before income taxes	122,975	74,248	137,712	121,231
Income tax (provision) benefit	(265)	(404)	(423)	628
Net income	122,710	73,844	137,289	121,859
Net income attributable to noncontrolling interests	(798)	(625)	(965)	(1,009)
Net income attributable to Brandywine Realty Trust	121,912	73,219	136,324	120,850
Distribution to preferred shareholders	-	-	-	(2,032)
Preferred share redemption charge	-	-	-	(3,181)
Nonforfeitable dividends allocated to unvested restricted shareholders	(89)	(82)	(369)	(327)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$121,823	$73,137	$135,955	$115,310

PER SHARE DATA
Basic income per Common Share	$0.68	$0.42	$0.76	$0.66
Basic weighted average shares outstanding	178,530,890	175,985,156	178,519,748	175,484,350

Diluted income per Common Share	$0.68	$0.41	$0.76	$0.65
Diluted weighted average shares outstanding	179,300,321	177,426,365	179,641,492	176,808,166

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$121,823	$73,137	$135,955	$115,310
Add (deduct):
Net income attributable to noncontrolling interests - LP units	789	621	910	980
Nonforfeitable dividends allocated to unvested restricted shareholders	89	82	369	327
Net gain on real estate venture transactions	(104,970)	(52,186)	(142,233)	(80,526)
Net gain on disposition of real estate	(2,967)	(23,246)	(2,932)	(31,657)
Gain on promoted interest in unconsolidated real estate venture	(28,283)	-	(28,283)	-
Provision for impairment	14,842	-	71,707	2,730
Other than temporary impairment of equity method investment	4,076	-	4,076	4,844
Company's share of impairment of an unconsolidated real estate venture	10,416	-	10,416	-
Depreciation and amortization:
Real property	32,663	38,208	137,461	142,548
Leasing costs including acquired intangibles	10,283	8,207	35,215	35,920
Company’s share of unconsolidated real estate ventures	5,717	9,117	25,947	39,622
Partners’ share of consolidated real estate ventures	(52)	(54)	(218)	(231)
Funds from operations	$64,426	$53,886	$248,390	$229,867
Funds from operations allocable to unvested restricted shareholders	(169)	(137)	(697)	(648)
Funds from operations available to common share and unit holders (FFO)	$64,257	$53,749	$247,693	$229,219

FFO per share - fully diluted	$0.36	$0.30	$1.37	$1.29

Weighted-average shares/units outstanding - fully diluted	180,620,723	178,906,164	181,081,114	178,287,965

Distributions paid per common share	$0.18	$0.16	$0.72	$0.64

FFO payout ratio (distributions paid per common share/FFO per diluted share)	50.0%	53.3%	52.6%	49.6%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 4th QUARTER

(unaudited and in thousands)

Of the 97 properties owned by the Company as of December 31, 2018, a total of 76 properties ("Same Store Properties") containing an aggregate of 14.2 million net rentable square feet were owned for the entire three-month periods ended December 31, 2018 and 2017. As of December 31, 2018, 17 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 93.1% during 2018 and 92.8% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2018	2017
Revenue
Rents	$92,880	$91,847
Tenant reimbursements	20,581	17,876
Termination fees	133	357
Other	435	389
Total revenue	114,029	110,469

Operating expenses
Property operating expenses	33,749	32,937
Real estate taxes	11,297	9,205
Net operating income	$68,983	$68,327

Net operating income - percentage change over prior year	1.0%

Net operating income, excluding net termination fees & other	$69,142	$67,581

Net operating income, excluding net termination fees & other - percentage change over prior year	2.3%

Net operating income	$68,983	$68,327
Straight line rents & other	(1,223)	(5,618)
Above/below market rent amortization	(369)	(456)
Amortization of tenant inducements	240	338
Non-cash ground rent	22	22
Cash - Net operating income	$67,653	$62,613

Cash - Net operating income - percentage change over prior year	8.0%

Cash - Net operating income, excluding net termination fees & other	$67,023	$61,664

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	8.7%

	Three Months Ended December 31,
	2018	2017
Net income:	$122,710	$73,844
Add/(deduct):
Interest income	(2,139)	(478)
Interest expense	20,108	20,413
Interest expense - amortization of deferred financing costs	626	628
Equity in loss of Real Estate Ventures	14,049	2,919
Net gain on real estate venture transactions	(104,970)	(52,186)
Net gain on disposition of real estate	(2,967)	(23,246)
Net gain on sale of undepreciated real estate	(181)	-
Gain on promoted interest in unconsolidated real estate venture	(28,283)	-
Loss on early extinguishment of debt	105	3,933
Depreciation and amortization	43,351	46,773
General & administrative expenses	5,593	6,741
Income tax provision	265	404
Provision for impairment	14,842	-
Consolidated net operating income	83,109	79,745
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(14,126)	(11,418)
Same store net operating income	$68,983	$68,327

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – TWELVE MONTHS

(unaudited and in thousands)

Of the 97 properties owned by the Company as of December 31, 2018, a total of 73 properties ("Same Store Properties") containing an aggregate of 13.0 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2018 and 2017. As of December 31, 2018, 20 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 93.0% during 2018 and 94.1% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2018	2017
Revenue
Rents	$330,036	$331,647
Tenant reimbursements	68,073	64,389
Termination fees	1,763	1,893
Other	1,617	1,803
Total revenue	401,489	399,732

Operating expenses
Property operating expenses	118,776	116,704
Real estate taxes	40,903	35,759
Net operating income	$241,810	$247,269

Net operating income - percentage change over prior year	-2.2%

Net operating income, excluding net termination fees & other	$239,157	$243,573

Net operating income, excluding net termination fees & other - percentage change over prior year	-1.8%

Net operating income	$241,810	$247,269
Straight line rents & other	(462)	(5,933)
Above/below market rent amortization	(1,628)	(2,694)
Amortization of tenant inducements	732	966
Non-cash ground rent	89	89
Cash - Net operating income	$240,541	$239,697

Cash - Net operating income - percentage change over prior year	0.4%

Cash - Net operating income, excluding net termination fees & other	$236,436	$234,868

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	0.7%

	Twelve Months Ended December 31,
	2018	2017
Net income:	$137,289	$121,859
Add/(deduct):
Interest income	(4,703)	(1,113)
Interest expense	78,199	81,886
Interest expense - amortization of deferred financing costs	2,498	2,435
Equity in loss of real estate ventures	15,231	8,306
Net gain on real estate venture transactions	(142,233)	(80,526)
Net gain on disposition of real estate	(2,932)	(31,657)
Net gain on sale of undepreciated assets	(3,040)	(953)
Gain on promoted interest in unconsolidated real estate venture	(28,283)	-
Loss on early extinguishment of debt	105	3,933
Depreciation and amortization	174,259	179,357
General & administrative expenses	27,802	28,538
Income tax provision (benefit)	423	(628)
Provision for impairment	71,707	3,057
Consolidated net operating income	326,322	314,494
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(84,512)	(67,225)
Same store net operating income	$241,810	$247,269